Exhibit 10.12



Confidential portions of this Agreement have been omitted pursuant to an order granting confidential treatment issued by the Commission on May 11, 2005, pursuant to Rule 406 of the Securities Act of 1933, as amended.

           [TEXAS TECH UNIVERSITY HEALTH SCIENCES CENTER LETTERHEAD]

                                       May 14, 2004


Dr. Arthur P. Bollon
Chairman and CEO
HemoBioTech, Inc.
2110 Research Row, Suite 330
Dallas, TX 75235
Tel: (469) 585-7613; Fax: (972) 620-9830
E-mail: abollon@hemobiotech.com

                              Re: Patent Document

Dear Dr. Bollon:

       Texas Tech University understands the need for extension of the legal protection for its patented HemoTech(TM) blood substitute product, which was licensed to HemoBioTech, Inc., for commercial development [U.S. Patent No. 5,439,882, issued August 8, 1995]. Therefore, Texas Tech made a decision to initiate this process even with limited financial resources, and looks forward to working with HemoBioTech in filing a new patent application for HemoTech(TM).

       Knowing that the new patent must be compatible with an earlier established commercial development strategy, Dr. Simoni, a co-inventor of HemoTech(TM), has worked on new claims related to "a method of treatment." Since the most important therapeutic action of HemoTech(TM) in the treatment of acute blood loss is based on the replacement of a patient's own red blood cells, the present invention relates to a method of stimulating erythropoiesis (production of red blood cells in the body) by this blood substitute. If approved, such a medical claim will protect the patented composition and preclude others from using this invention for commercial purpose such as use as a blood substitute.

       At this moment any changes to the * of HemoTech(TM) could * the possibility of using the * and * * at FDA in the HemoTech(TM) U.S. IND process. Moreover, the * * of HemoTech(TM) can * the * * data on a product. Therefore, the only method of protecting



----------
* The information omitted is confidential and has been filed separately with the Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


CONFIDENTIAL                         Page 1                            5/14/2004

HemoTech(TM) while preserving the existing *, research and clinical data is in HemoTech's medical application.

       While the commercial development of HemoTech(TM) blood substitute will remain the main objective of HemoBioTech's activity, in the future changes in the chemical composition of HemoTech(TM) may occur in order to create new products which can be optimized for different clinical uses.

       In a recent study conducted by Dr. Simoni, HemoTech(TM) was found to *. * are critical molecular steps necessary for the stimulation of erythropoesis. Previous clinical research showed that HemoTech(TM) stimulates the erythropoietic response in patients with sickle cell anemia. These scientific observations are the main driving force in the proposed patent application.

       It is the intention to submit to the U.S. Patent and Trademark Office a patent application as soon as possible.

SUMMARY OF PROPOSED PATENT APPLICATION:

         TITLE: *

FIELD OF INVENTION: This invention relates to a method of stimulating erythropoiesis by administration of hemoglobin-ATP-adenosine-glutathione based blood substitute.

INVENTORS: Simoni, Jan (Lubbock, TX); Feola, Mario (Amarillo, TX)

ASSIGNEE: Texas Tech University Health Sciences Center (Lubbock, TX)

LICENSEE: HemoBioTech, Inc.

       ABSTRACT: An improved blood substitute that comprises purified hemoglobin, preferably bovine, cross-linked intramolecularly with o-ATP and intermolecularly with o-adenosine and conjugated with reduced glutathione (GSH) has erythropoietic activity, while working as a physiological oxygen carrier. This blood substitute has prolonged intravascular persistence, has vasodilator activity and alleviates inflammatory reactions in sickle cell anemia patients, but also produces effective erythropoietic response. In the recent study, this improved blood substitute was found to



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* The information omitted is confidential and has been filed separately with the
Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


CONFIDENTIAL                         Page 2                            5/14/2004

       *. The present invention relates to a method of stimulating erythropoietic responses in human with acute blood loss/ or a sickle cell anemia, which comprises intravenously administrating to the human, the therapeutically relevant volume of this blood substitute.

CLAIMS:   We claim:

          1. *

          2. *

          3. *

          4. *

          5. *

          6. *

          7. *

          8. *



EXAMPLES THAT WILL BE USED IN THE PATENT APPLICATION:

       1. *

       2. *

       3. *



----------
* The information omitted is confidential and has been filed separately with the Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


CONFIDENTIAL                         Page 3                            5/14/2004

       Dr. Bollon, if you have any scientific question you can directly contact Dr. Simoni, and for legal questions you can contact me at any time.

Regards,

/s/ Lance Anderson, JD
----------------------
Lance Anderson, JD
Director
Office of Technology Transfer and Intellectual Property
Texas Tech University & Texas Tech University Health Sciences Center
Box 42007
Lubbock, Texas 79409-2007
Phone: (806) 742-4105 & 742-4103
Fax:   (806) 742-4102


and

/s/ Jan Simoni DVM, PhD
-----------------------
Jan Simoni DVM, PhD
Associate Professor & Co-Inventor of HemoTech(TM)
Department of Surgery
Texas Tech University Health Sciences Center
3601 4th Street, Office 3A119A
Lubbock, Texas 79430
Phone: (806) 743-2460 x246
Fax:   (806) 743-2113


CONFIDENTIAL                         Page 4                            5/14/2004